Exhibit 99.1

Reliance Steel & Aluminum Co. Announces Director Succession and Leadership Promotions

− Karla Lewis appointed to Board of Directors and promoted to President

− Arthur Ajemyan promoted to Vice President, Chief Financial Officer

− David Hannah retiring from Board of Directors at 2021 Annual Meeting of Stockholders

LOS ANGELES, January 18, 2021 /PRNewswire/ -- Reliance Steel & Aluminum Co. (NYSE: RS) announced today that Karla R. Lewis has been promoted to President and appointed to the Company’s Board of Directors consistent with the Board’s executive leadership succession plan.

Mark Kaminski, Chairman of the Board of Reliance, commented, “The promotion of Karla Lewis to President as well as her appointment to the Board marks another important step in the Reliance Board of Directors’ strategic, deliberate and well-executed long-term succession plan. Karla has been at the center of Reliance’s extremely well executed growth strategy and her knowledge of both Reliance and the larger metals service center industry is extraordinary. Reliance remains the leading global diversified metal solutions provider as well as the largest metals service center company in North America, and Karla’s promotion and appointment to the Board enhances our ability to continue to drive Reliance’s growth and profitability and generate industry leading returns for our stockholders.”

Prior to being named President, Mrs. Lewis served as our Senior Executive Vice President and Chief Financial Officer. Mrs. Lewis joined Reliance in 1992 as Corporate Controller and has held various positions of increasing responsibility since then including serving as Chief Financial Officer since 1999. She was promoted to Senior Vice President in 2000, Executive Vice President in 2002 and Senior Executive Vice President in 2015.

As President, Mrs. Lewis will have general responsibility for management of the operations of the corporation. Mrs. Lewis assumed the duties of President on January 15, 2021. Her term as a director also took effect on January 15, 2021, and will expire at Reliance’s 2021 Annual Meeting of Stockholders.

"I congratulate Karla on her well-deserved promotion and appointment to the Board," said Jim Hoffman, Reliance’s Chief Executive Officer. "Karla has demonstrated excellent judgment and leadership in each role she has held since joining Reliance in 1992. Karla’s unique abilities and talents have earned her the respect of our employees and shareholders. Karla’s promotion to President recognizes her significant contributions to Reliance and will allow her to broaden her knowledge of Reliance’s field operations and increase the diversity of her experience. I look forward to continuing to work with Karla in both the C-Suite as well as the boardroom."

In concert with Mrs. Lewis’ promotion, Reliance also announced the promotion of Arthur Ajemyan to Vice President, Chief Financial Officer effective January 15, 2021. As Vice President, Chief Financial Officer, Mr. Ajemyan will supervise all of the Company's financial operations including accounting, financial planning, capital allocation, tax, and investor relations activities. Mr. Ajemyan became Vice President, Corporate Controller in May 2014, having been promoted from Corporate Controller, a position he had held since August 2012. From 2005 to 2012, Mr. Ajemyan held various positions in the accounting and finance department at Reliance, including Group Controller and Director of Financial Reporting. Prior to joining Reliance, Mr. Ajemyan, a certified public accountant, held various professional staff and manager positions at PricewaterhouseCoopers, LLP from 1998 to 2005.

Mrs. Lewis and Mr. Ajemyan will report to Mr. Hoffman.

Mr. Hoffman said, “We are very pleased to announce these promotions which recognize Karla and Arthur’s significant contributions and expertise and ensure the stability of Reliance’s executive leadership team going forward."

Separately, Reliance also announced today that David H. Hannah will retire from the Board of Directors and not stand for reelection at the Company’s 2021 Annual Meeting of Stockholders. Mr. Hannah joined Reliance in 1981 and served as our CEO from 1999 to 2015. He has been a director of Reliance since 1992 and was Chairman of the Board from 2007 to 2016. Mr. Hannah was the architect of Reliance’s growth strategy, leading the Company’s 1994 IPO and numerous subsequent acquisitions. During his tenure, Reliance experienced remarkable growth, becoming the largest metals service company in North America and a highly respected Fortune 500 company.

In closing, Mr. Kaminski said, "For 40 years, Dave Hannah has personified Reliance’s culture of excellence and integrity. The Reliance Board and I deeply appreciate Dave’s long and distinguished record of accomplishments, and we extend our sincere thanks and gratitude for his service, leadership, and many significant and indelible contributions to Reliance. We congratulate Dave and wish him the very best in his retirement."

About Reliance Steel & Aluminum Co.

Founded in 1939 and headquartered in Los Angeles, California, Reliance Steel & Aluminum Co. (NYSE: RS) is a leading global diversified metal solutions provider and the largest metals service center company in North America. Through a network of more than 300 locations in 40 states and 13 countries outside of the United States, Reliance provides value-added metals processing services and distributes a full line of over 100,000 metal products to more than 125,000 customers in a broad range of industries. Reliance focuses on small orders with quick turnaround and increasing levels of value-added processing. In 2019, Reliance’s average order size was $2,090, approximately 51% of orders included value-added processing and approximately 40% of orders were delivered within 24 hours. Reliance Steel & Aluminum Co.’s press releases and additional information are available on the Company’s website at www.rsac.com.

Forward-Looking Statements

This press release contains certain statements that are, or may be deemed to be, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, discussions of Reliance’s business strategies and expectations concerning Reliance’s future growth and profitability and its ability to generate industry leading returns for its stockholders. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “preliminary,” “range” and “continue,” the negative of these terms, and similar expressions.

These forward-looking statements are based on management's estimates, projections and assumptions as of today’s date that may not prove to be accurate. Forward-looking statements involve known and unknown risks and uncertainties and are not guarantees of future performance. Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements as a result of various important factors, including, but not limited to, actions taken by us, as well as developments beyond our control, including, but not limited to, the impact of COVID-19 and changes in worldwide and U.S. economic conditions that materially impact our customers and the demand for our products and services. Other factors which could cause actual results to differ materially from our forward-looking statements include those disclosed in reports Reliance has filed with the United States Securities and Exchange Commission (the “SEC”). As a result, these statements speak only as of the date that they are made, and Reliance disclaims any and all obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Important risks and uncertainties about Reliance’s business can be found in “Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, as updated in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, Form 10-Q for the quarter ended June 30, 2020, Form 10-Q for the quarter ended September 30, 2020 and in other documents Reliance files or furnishes with the SEC.

CONTACT:
Brenda Miyamoto
Investor Relations
(213) 576-2428
investor@rsac.com

or Addo Investor Relations
(310) 829-5400